                                                                Exhibit 21


                            SUBSIDIARIES OF THE REGISTRANT

REGISTRANT AND STATE OF INCORPORATION

Deluxe Corporation, Minnesota, which does business under its own name and under the following tradenames:

         Colwell Systems
         Deluxe Business Forms and Supplies
         Deluxe Card Services
         Deluxe Check Printers
         Deluxe Digital Impressions
         Deluxe Financial Forms
         Deluxe-Medsoft

SUBSIDIARIES

         Chex Systems, Inc., Minnesota
         Connex Europe, S.R.L., Italy
         Connex Europe Limited, England
         Current, Inc., Delaware
         DLX Check Printers, Inc., Minnesota
         Deluxe Canada Inc., Ontario, Canada
         Deluxe Data Systems, Inc., Delaware
         Deluxe Data International Limited, England
         Deluxe (UK) Limited, England
         Electronic Transaction Corporation, Delaware, which does business under its own name and under the following tradename: SCAN. Financial Alliance Processing Services, Inc., Louisiana, which does business under its own name and under the following tradename:
           First Alliance
         InPrint Publishing Company, New Jersey
         N.R.C. Holding Corporation, Delaware
         National Credit Services Corporation, Missouri
         National Receivables Corporation, Ohio
         National Revenue Corporation, Ohio
         Nelco, Inc., Wisconsin
         PaperDirect, Inc., New Jersey
         T/Maker Company, California
         United Creditors Alliance Corporation, Ohio
         United Creditors Alliance Limited, England